FIRST AMENDMENT OF EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”), made as of the 19th day of July, 2011 and effective as of December 31, 2010, of the Employment Agreement, dated as of May 28, 2006 and as amended and restated as of December 17, 2008 (the “Original Agreement”), by and between Loral Space & Communications, Inc., a Delaware corporation (hereinafter referred to as the “Company”) and Michael B. Targoff (the “Executive”);

W I T N E S S E T H:

WHEREAS, Executive has been employed by the Company pursuant to the Original Agreement through the end of its employment term on December 31, 2010 and thereafter, at will;

WHEREAS, the Company desires to continue to employ Executive subject to the terms of the Original Agreement retroactive to the expiration of the employment term thereunder, as modified by this Amendment, and Executive desires to enter into this Amendment and to accept such continued employment, subject to the terms and provisions of the Original Agreement as modified by this Amendment.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and the Executive hereby amend the Original Agreement, effective as of December 31, 2010, as follows:

1. Section 2 of the Original Agreement is hereby amended and restated in its entirety as follows:

The term of Executive’s employment under this Agreement shall begin as of March 1, 2006, and, unless sooner terminated as provided in Section 6, shall conclude on December 31, 2011 (the “Term”).

2. Section 4(a) of the Original Agreement is hereby amended by adding the following language to the end of the first sentence thereof: “for calendar years prior to 2011, and for calendar years 2011 and thereafter, at the rate of $1,094,525 per calendar year.”

3. Section 7(c) of the Original Agreement is hereby amended by replacing the third and fourth sentences thereof with the following:

Following the termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason, (i) the Company shall provide Executive with access to medical and dental coverage, upon the same terms and conditions generally applicable to similarly situated executives who remain employed with the Company, for a period of eighteen (18) months; provided, however, that to the extent the Executive elects to receive such coverage, the Executive shall be responsible for payment of the full monthly COBRA premium applicable to such medical and dental coverage (the “Health Benefits”); and (ii) for eighteen (18) months after the date of termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason, the Company shall pay Executive each month an amount equal to the excess, if any, of the full monthly COBRA premiums for such coverage under the Company’s benefit plans under which such medical and dental coverage is provided, as in effect from time to time, over the amount of the portion of such premiums Executive would pay if Executive was an active employee (such payments, the “Continuation Payments”), which payment shall be paid in advance on the first payroll day of each month during the such 18-month period, commencing with the month immediately following the date of termination; provided, however, that the first such payment shall be made on the date sixty (60) days after the date of termination, and will include payment of any amounts that were otherwise due prior thereto; further provided, however, that the Company’s obligations to provide the Health Benefits and to make the Continuation Payments shall expire if the Executive commences new employment prior to the expiration of such eighteen (18)-month period and becomes covered by substantially similar benefits.

In addition, following the termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason, the Company shall provide Executive with life insurance coverage, upon the same terms and conditions applicable generally to similarly situated executives who remain employed with the Company, for a period of eighteen (18) months following the date of termination; provided, however, that the Executive shall be responsible for payment of the regular employee portion of the monthly insurance premiums for such insurance applicable to similarly situated executives who remain employed with the Company and the Company shall be responsible for payment of the regular Company portion of the monthly insurance premium for such insurance applicable to similarly situated executives who remain employed with the Company (the “Life Insurance Benefits”); further provided, however, that the Company’s obligations to provide the Life Insurance Benefits shall expire if the Executive commences new employment prior to the expiration of such eighteen (18)-month period and becomes covered by substantially similar benefits.

Notwithstanding anything herein to the contrary, the Continuation Payments and the Company portion of the monthly life insurance premiums provided pursuant to the immediately preceding sentence shall be taxable income to the Executive in the year in which such Continuation Payments are made and in which such life insurance coverage is provided, respectively.

4. Section 8 (“280G Gross-Up”) is hereby deleted in its entirety, and the phrase “[RESERVED]” substituted thereof.

5. Schedule I of the Original Agreement is hereby amended by deleting the reference to “Executive Medical $4,000.”

6. Except as otherwise set forth herein, the Original Agreement (and, for the avoidance of doubt, Schedule I thereto) shall remain unchanged and in full force and effect.

[Remainder of Page Intentionally Blank — Signature Page Follows]

LORAL SPACE & COMMUNICATIONS INC.

By: /s/ Avi Katz
Name: Avi Katz
Title: Senior Vice President, General Counsel
and Secretary

MICHAEL B. TARGOFF

/s/ Michael B. Targoff

LORAL HOLDINGS CORPORATION (solely for purposes of Section 14(m) hereof)

By: /s/ Avi Katz
Name: Avi Katz
Title: Senior Vice President and Secretary

SPACE SYSTEMS/LORAL, INC. (solely for purposes of Section 14(m) hereof)

By: /s/ Avi Katz
Name: Avi Katz
Title: Senior Vice President and Secretary